UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     January 3, 2005
                                                --------------------------------



                              NEOPROBE CORPORATION
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             (Exact name of registrant as specified in its charter)

         Delaware                       0-26520                  31-1080091
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio                 43017
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    (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code       (614) 793-7500
                                                  ------------------------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On January 3, 2005, Neoprobe Corporation (the "Company") entered into employment agreements with: (a) Brent L. Larson, the Company's Vice President, Chief Financial Officer; (b) Douglas L. Rash, the Company's Vice President - Marketing; (c) Anthony K. Blair, the Company's Vice President - Manufacturing Operations; (d) Rodger A. Brown, the Company's Vice President - RA/QA; and, (e) Carl M. Bosch, the Company's Vice President, Research and Development. The employment agreements between the Company and Messrs. Blair and Rash have a stated term of 12 months, commencing January 1, 2005, and terminating December 31, 2005. The employment agreements between the Company and Messrs. Larson, Brown and Bosch have a stated term of 24 months, each commencing January 1, 2005, and terminating December 31, 2006. The following is a description of the substantially identical material terms of the aforementioned employment agreements:

      Each employee will receive an annual base salary as set forth on the schedule filed herewith as Exhibit 10.2, which schedule sets forth the material details in which each employment agreement differs from the one that is filed herewith (the "Schedule"). Each employee shall also receive an annual bonus at the discretion of the Board of Directors of the Company in accordance with any bonus plan adopted by the Company's Compensation Committee, which covers the executive officers and employees of the Company generally. The employment agreements also provide for the employees' participation in the Company's employee benefit programs, stock based incentive compensation plans and other benefits as described in the employment agreements.

      In the event of termination of an employee "for cause" all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the employee. If an employee resigns for any reason other than a Change of Control (as that term is defined in the employment agreements) as described below, all salary, benefits and other payments shall cease at the time such resignation becomes effective. If one of the employees dies or his employment is terminated because of disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall provide such health, dental and similar insurance or benefits as were provided to the employee immediately before his termination for the longer of 12 months after such termination or the full unexpired term of the employment agreement.

      In the event of termination of an employee by the Company without cause the Company shall, at the time of such termination, pay to the employee the respective severance amount set forth on the Schedule, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to provide Messrs. Rash, Blair and Brown with all of the benefits provided to them pursuant to the Company's employee benefit plans for the longer of 12 months or the full unexpired term of their employment agreements, and shall continue to provide Messrs. Larson and Bosch with the benefits provided to them pursuant to the Company's employee benefit plans for a period of 12 months.

      The Company also must pay severance, under certain circumstances, in the event of a Change of Control. The employment agreements provide that if there is a Change in Control and an employee is concurrently or subsequently terminated
(a) by the Company without cause, (b) by the expiration of the term of his employment agreement, or (c) by the resignation of the employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company's business plan, or the Company has breached his employment agreement, the Company shall pay the employee the appropriate Change of Control severance set forth on the Schedule, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination and shall provide him with all of his benefits provided pursuant to the Company's employee benefit plans for the longer of 12 months or the full unexpired term of his employment agreement.

      Each employment agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the employment agreements, are effective during employment and for a period of 12 months following termination of employment.


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

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.


Exhibit
Number                         Exhibit Description

10.1 Employment Agreement dated January 1, 2005, between Neoprobe Corporation and Brent L. Larson. This Agreement is one of five substantially identical employment agreements and is accompanied by a schedule which identifies the material details in which each agreement differs from the one that is filed herewith.

10.2 Schedule identifying material differences between the employment agreements.


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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Neoprobe Corporation


Date: January 5, 2005                        By: /s/ Brent L. Larson
                                                --------------------------------
                                                Brent L. Larson, Vice President,
                                                Chief Financial Officer


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